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                                                                     EXHIBIT 3.2

                                UTI ENERGY CORP.

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                            (a Delaware corporation)

                               By-laws, As Amended
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The following includes all provisions of UTI Energy Corp.'s Bylaws, as amended by all amendments thereto:

                                    ARTICLE I

                                     OFFICES

         SECTION 1.1 PRINCIPAL OFFICE. The registered officer of UTI ENERGY CORP. (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The name of the re in charge thereof shall be The Corporation Trust Company.

         SECTION 1.2 OTHER OFFICES. The Corporation may also have an office or offices other than said registered office at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require..

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. All meetings of stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors or the officer calling the same shall specify in the respective notices or duly executed wavers of notice of said meetings..


         SECTION 2.2 ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such place, date and hour as the Board of Directors shall designate in the notice thereof.

         SECTION 2.3 SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate

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of Incorporation, may be called at any time by order of the Board of Directors or the Chairman of the Board or the President.

         SECTION 2.04 NOTICE OF MEETINGS. Except as otherwise required by statute or by the Certificate of Incorporation or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to each such stockholder at his address as it appears in the records of the Corporation, or by transmitting notice thereof to him at such address by telegraph or cable. Every such notice shall state the place and the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such waiver of notice. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

         "SECTION 2.04A. NOTICE OF BUSINESS.

         (a) No business shall be conducted at an annual meeting of stockholders unless such business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 2.04A; provided, however, nothing in this Section 2.04A shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

         (b) To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice of such business in writing to the Secretary of the Company. To be timely, a stockholder's notice must


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be delivered to or mailed and received at the principal executive offices of the
Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the Company shall set forth (i) a brief description of the each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the Company for the meeting as originally scheduled.

         (d) If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


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         (e) For purpose of this Section 2.04A, the term "public disclosure"
shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.


         (f) Notwithstanding anything contained in this Section 2.04A to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.04A. Nothing in this Section 2.04A shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         SECTION 2.04B. NOMINATION OF DIRECTORS.

         (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.04B shall be eligible for election as directors of the Company.

         (b) Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice in writing to the Secretary of the Company of such nomination. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the


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anniversary date of the immediately preceding annual meeting of stockholders;
provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the Company shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected


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as directors of the Company may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the Company for the meeting as originally scheduled.

         (d) If the Chairman of a meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.

         (e) For purpose of this Section 2.04B, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (f) Notwithstanding anything contained in this Section 2.04B to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.04B. Nothing in this Section 2.04B shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances."

         SECTION 2.05 QUORUM. At each meeting of the stockholders of the Corporation, except where otherwise provided by the Certificate of Incorporation or these By-laws, the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided that the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote shall constitute a quorum for the limited purpose of electing one member of the Board of Directors. In the absence of a quorum a majority in interest of the stockholders of the Corporation present in person or represented by proxy and entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such


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adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 2.06 ORGANIZATION.   At each meeting of the stockholders, one
of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                  (a) the Chairman of the Board;

                  (b) the President;

                  (c) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the Chairman of the Board and the President shall be absent from such meeting; or

                  (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or if he shall be presiding over the meeting in accordance with the provisions of this Section 2.06, or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 2.07 ORDER OF BUSINESS. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 2.08 VOTING. Except as otherwise provided by law or by the Certificate of Incorporation or these By-laws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

                  (a) on the date fixed pursuant to Section 7.03 of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting; or


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                  (b) if no such record date shall have been fixed, at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall be given the written notice to the contrary and shall be furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (a) if only one votes, his act binds all;

                  (b) if more than one votes, the act of the majority so voting binds all; and

                  (c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even- split for the purposes of this Section 2.08 shall be the majority or even-split in interest. The


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Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-laws) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 2.09 INSPECTION. The chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board of Directors at any time. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the question, respectively, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

         SECTION 2.10 LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the


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examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.11 WRITTEN CONSENT OF STOCKHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all holders of outstanding stock on the date such action is taken."

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01 GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not prohibited by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 3.02 NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be such number as shall be determined by the Board of Directors in accordance with the General Corporation Law of the State of Delaware, subject to the right of stockholders to change such number at any annual meeting, or at a special meeting called for that purpose. The Board of Directors shall be divided into three classes, each containing as nearly equal a number of directors as is possible. Class I Directors to be elected at the Corporation's annual meeting held during 1994 shall hold office until the Corporation's annual meeting to be held during 1995 or his earlier death, resignation or removal; Class II Directors to be elected at the Corporation's annual meeting held during 1994 shall hold office until the Corporation's annual meeting to be held during 1996 or his earlier death, resignation or removal; Class III Directors elected at the Corporation's annual meeting held during 1994 shall hold office until the Corporation's annual meeting to be held during 1997 or his earlier death,


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resignation or removal. At the Corporation's annual meeting to be held during
1995 and at all subsequent annual meetings, the shareholders shall elect directors of the Class whose term is then expiring, and each director so elected shall hold office until the third succeeding annual meeting following his election, or his earlier death, resignation or removal.

         SECTION 3.03 ELECTION OF DIRECTORS. At the annual meeting of stockholders to be held in 1994, provided that a quorum is present, directors in each of the three classes established pursuant to Section 3.02 of these bylaws shall be elected and, within each class, the persons receiving the greatest number of votes of the stockholders present in person or by proxy and entitled to vote thereon, up to the number of directors in such class to be elected, shall be elected directors of such class. Thereafter, at each annual meeting of the stockholders at which a quorum is present, the persons receiving the greatest number of votes of the stockholders present in person or by proxy and entitled to vote thereon, up to the number of directors in the class of directors to be elected at such meeting, shall be elected directors of such class. Unless an election by ballot shall be demanded as provided in Section
2.08 of these By-laws, election of directors maybe conducted in any manner approved at such meeting.

         SECTION 3.04 QUORUM AND MANNER OF ACTING. A majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, such meeting, unless it be the first meeting of the Board, need not be held, or, a majority of the directors present thereat, or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         SECTION 3.05 OFFICES, PLACE OF MEETINGS, AND RECORDS. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware, as the Board of Directors may from time to time determine, and as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 3.06 ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

         SECTION 3.07 REGULAR MEETING. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board of Directors shall be given in the same manner provided for special meetings of the Board of Directors.

         SECTION 3.08 SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, and any two directors may direct the Chairman of the Board to call such meetings. Notice of each such meeting shall be mailed, by the Secretary to each director, addressed to him at his residence or usual place of business, at least seven days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph or cable, or be delivered personally


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or by telephone, not later than five days before the day on which the meetings is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph or cable, whether before or after such meeting shall be held, or if he shall be present at such meetings; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

         SECTION 3.09 ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or in the absence of the Chairman of the Board, any director chosen by a majority of the directors present thereat, shall preside. The Secretary, or in his absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

         SECTION 3.10 ORDER OF BUSINESS. At all meeting of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

         SECTION 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

         SECTION 3.12 TELEPHONE, ETC. MEETINGS. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 3.13 REMOVAL OF DIRECTORS. Neither any director of the Corporation nor the entire Board of Directors of the Corporation may be removed from office, except for cause.

         SECTION 3.14 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.15 VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors or any other cause, may be filled by a majority vote of the remaining directors then in office, or by a sole remaining director, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and each director so elected shall hold office until his earlier resignation or removal.

         SECTION 3.16 COMPENSATION. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time


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determine. The Board of Directors may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

         SECTION 3.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a part to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                   ARTICLE IV

                                   COMMITTEES

         The Board of Directors may, by resolution or resolutions, passed by a majority of the Whole Board of Directors designate one or more committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined


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from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Director shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                    ARTICLE V

                                    OFFICERS

         SECTION 5.01 NUMBER. The principal officers of the Corporation shall be a Chairman of the Board, President, a Secretary and a Treasury. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person.

         SECTION 5.02 ELECTION, QUALIFICATIONS AND TERM OF OFFICE. Each officer of the Corporation, except such officer as may be appointed in accordance with the provisions of Section 5.03, shall be elected annually by the Board of Directors, and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner here provided.

         SECTION 5.03 OTHER OFFICERS. The Corporation may have such other officers, agents and employees as the Board of Directors may deem necessary, including one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller and one or more Assistant Comptrollers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

         SECTION 5.04 REMOVAL. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

         SECTION 5.05 RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the

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

Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.06 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for regular election or appointment to such office.

         SECTION 5.07 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders.

         SECTION 5.08 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall conduct the management of the business of the Corporation and supervision of the other officers, agents and employees of the Corporation. In addition, he shall perform all duties and have such responsibilities as from time to time may be determined by the Board of Directors. The Board of Directors may designate from time to time either the Chairman or the President to be Chief Executive Officer.

         SECTION 5.09 PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have general and active management of the business of the Corporation and supervision of the other officers, agents and employees of the Corporation. In addition, he shall perform all duties and have such responsibilities as from time to time may be determined by the Board of Directors.

         SECTION 5.10 VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the President or the Chairman of the Board.

         SECTION 5.11   SECRETARY. The Secretary shall:

                  (a) record and keep or cause to be kept in one or more books provided for the purpose, the minutes of the meetings of the Board, the committees of the Board and the Stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

                  (c) be custodian of all records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Chairman of the Board.

         SECTION 5.12 THE TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-laws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, whenever the Board may require him to do so, and shall present at the annual meeting of the stockholders, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Chairman of the Board.

         SECTION 5.13 SALARIES. The Salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 6.01 EXECUTION OF CONTRACTS. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         SECTION 6.02 LOANS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

         SECTION 6.03 CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 6.04 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by an officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors for the purpose of such deposit and for the purpose of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed, assigned and delivered by any officer of the Corporation or in such other manner as may from time to time be determined by resolution of the Board of Directors.

         SECTION 6.05 PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or a Vice President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                               BOOKS AND RECORDS

         SECTION 7.01 PLACE. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the bank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

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

         SECTION 7.02 ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary of the Corporation, or by transmitting a notice thereof to him at such address by telegraph or cable.

         SECTION 7.03 FIXING A DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any exchange or conversion of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, the record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date shall be fixed by the Board of Directors, the record date for determining stockholders for any purpose other than entitlement to notice or to vote at a meeting of stockholders shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto.

                                  ARTICLE VIII

                            SHARES AND THEIR TRANSFER

         SECTION 8.01 CERTIFICATE OF STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

         SECTION 8.02 RECORD. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 8.03 TRANSFER OF STOCK. Transfer of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

         SECTION 8.04 LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE IX

                             DIVIDENDS AND RESERVES

         The Board of Directors may, from time to time, determine whether any, and, if any, what part of the net profits of the Corporation, or of its net assets in excess of its capital, available therefor pursuant to law and to the Certificate of Incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors may, in its discretion, in lieu of declaring any such dividend, use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

                                    ARTICLE X

                                      SEAL

         The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures "Corporate Seal 1986 Delaware".

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be designated by the Board of Directors.

                                   ARTICLE XII

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given by statute, these By-laws or the Certificate of Incorporation, a waiver therefor in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XIII

                                   AMENDMENTS

         These By-laws may be altered, amended or repealed by the vote of a majority of the whole Board of Directors, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to alter, amend or repeal any By-law made by the Board of Directors.

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